EXHIBIT 10.2

CHATHAM LODGING TRUST

Share Award Agreement

THIS SHARE AWARD AGREEMENT (the “Agreement”), dated as of the 17th day of May, 2013, governs the Share Award granted by CHATHAM LODGING TRUST, a Maryland real estate investment trust (the “Company”), to DENNIS CRAVEN (the “Participant”), in accordance with and subject to the provisions of the Company’s Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1.    Grant of Share Award. In accordance with the Plan, and effective as of May 17, 2013 (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Share Award of 9,422 Common Shares (the “Share Award”).

2.    Performance Vesting. The Participant’s interest in the Common Shares covered by this Share Award shall become vested and non-forfeitable (“Vested”) as follows based on the Company’s Total Shareholder Return:

(a)    The Participant’s interest in the number of Common Shares that most nearly equals (but does not exceed) one-third of the Common Shares covered by this Share Award shall be Vested on January 15, 2014, if the Total Shareholder Return for calendar year 2013 is 8% or more.

(b)    The Participant’s interest in the number of Common Shares that most nearly equals (but does not exceed) one-third of the Common Shares covered by this Share Award shall be Vested on January 15, 2015, if the Total Shareholder Return for calendar year 2014 is 8% or more.

(c)    The Participant’s interest in the number of Common Shares that most nearly equals (but does not exceed) one-third of the Common shares covered by this Share Award shall be Vested on January 15, 2016, if the Total Shareholder Return for calendar year 2015 is 8% or more.

(d)    The Participant’s interest in the number of Common Shares that most nearly equals (but does not exceed) two-thirds of the Common Shares covered by this Share Award (less any Common Shares that Vested under paragraph 2(a) and paragraph 2(b)), shall be Vested on January 15, 2015, if the average Total Shareholder Return for calendar years 2013 and 2014 is 8% or more.

(e)    The Participant’s interest in all of the Common Shares covered by this Share Award (less any Common Shares that Vested under paragraphs 2(a), paragraph 2(b), paragraph 2(c) and paragraph 2(d)), shall be Vested on January 15, 2016, if the average Total Shareholder Return for calendar years 2013, 2014 and 2015 is 8% or more.

Except as provided in paragraph 3, Common Shares covered by this Share Award may become Vested in accordance with this paragraph 2 only if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the applicable vesting date, i.e., January 15, 2014, January 15, 2015 or January 15, 2016, as described above.

3.    Special Vesting Rules. Paragraph 2 to the contrary notwithstanding, the Common Shares covered by this Share Award shall become Vested as follows:

(a)    The Participant’s interest in all of the Common Shares covered by this Share Award, to the extent not previously Vested, shall become Vested on the date that the Participant’s employment with the Company and its Affiliates terminates or is terminated if (i) such termination occurs on or before December 31, 2015, (ii) the Participant’s employment with the Company and its Affiliates terminates or is terminated on account of the Participant’s death, Disability, a termination by the Company without Cause or a termination by the Participant with Good Reason and (iii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination.

(b)    If (i) the Participant’s employment with the Company and its Affiliates terminates or is terminated after 2015 and on or before January 15, 2016, (ii) such termination is on account of the Participant’s death, Disability, a termination by the Company without Cause or a termination by the Participant with Good Reason and (iii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date of such termination, then any Common Shares covered by this Share Award that would have become Vested under paragraph 2(c) or 2(e) but for the Participant’s termination of employment before January 15, 2016, shall become Vested on the date of such termination.

(c)    The Participant’s interest in all of the Common Shares covered by this Share award, to the extent not previously Vested, shall become Vested on a Control Change Date if (i) such Control Change Date occurs on or before December 31, 2015 and (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date.

(d)    If (i) a Control Change Date occurs after 2015 and on or before January 15, 2016 and (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date, then any Common Shares covered by this Share Award that would have become Vested under paragraph 2(c) or 2(e) but for the Participant’s termination of employment before January 15, 2016, shall become Vested on the Control Change Date.

4.    Forfeiture. Any Common Shares covered by this Share Award that have not become Vested on or before the date that the Participant’s employment with the Company and its Affiliates terminates or is terminated shall be forfeited on the date that the Participant’s employment with the Company and its Affiliates terminates or is terminated for any reason. No Common Shares covered by this Share Award may become Vested after January 15, 2016 and any such Common Shares that are outstanding and that have not Vested on or before January 15, 2016, shall be forfeited as of January 15, 2016. The Participant shall have no further right or interest in any of the Common Shares covered by this Share Award that are forfeited in accordance with the two preceding sentences.

5.    Transferability. Common Shares covered by this Share Award that have not become Vested cannot be transferred. Common Shares covered by this Share Award may be transferred, subject to the requirements of applicable securities laws, after they become Vested.

6.    Shareholder Rights. The Participant shall not have the right to vote the Common Shares covered by this Share Award or to receive dividends or distributions on such shares prior to the date that the Common Shares covered by this Share Award become Vested. The Participant shall have the right to vote the Common Shares covered by this Share Award on and after, but only to the extent that, the Common Shares become Vested. Any dividends or distributions (other than dividends or distributions paid in the form of Common Shares) paid on the Common Shares covered by this Share Award prior to the date such shares become Vested shall be accumulated and paid to the Participant if, when and only to the extent that the Common shares covered by this Share Award become Vested. Any such dividends or other distributions paid in a form other than Common Shares shall be paid to the Participant in the same form as the dividend or distribution was paid to shareholders, without interest, if, when and to the extent that the Common Shares covered by this Share Award become Vested. If any dividend or distribution is paid in the form of Common Shares and is paid on Common Shares covered by this Share Award before the shares become Vested, such shares (and any dividends or distributions on those shares) shall be subject to the same vesting and other restrictions as set forth in this Agreement as if they were part of the original Share Award. The Company shall retain custody of the certificates evidencing the Common Shares covered by this Share Award (and any Common Shares received as a dividend or distribution on this Share Award) until the date the Common Shares become Vested and the Participant hereby appoints the Company’s Secretary as the Participant’s attorney in fact, with full power of substitution, with the power to transfer to the Company and cancel any Common Shares covered by this Share Award that are forfeited under Paragraph 4.

7.    Definitions. For purposes of this Agreement, the following terms have the following definitions:

(a)    Cause means (i) the Participant’s failure to perform a material duty or the Participant’s material breach of an obligation under an agreement with the Company or a breach of a material and written Company policy other than by reason of mental or physical illness or injury, (ii) the Participant’s breach of a fiduciary duty to the Company, (iii) the Participant’s conduct that is demonstrably and materially injurious to the Company, materially or otherwise or

(iv) the Participant’s conviction of, or plea of nolo contendre to, a felony or crime involving moral turpitude or fraud or dishonesty involving assets of the Company and that in all cases is described in a written notice from the Board and that is not cured, to the reasonable satisfaction of the Board, within thirty (30) days after such notice is received by the Participant.

(b)    Disability means that the Participant is “disabled”(as defined in Code section 409A(a)(2)(c)).
(c)    Good Reason means (i) the Company’s material breach of an agreement with the Participant or a direction from the Board that the Participant act or refrain from acting which in either case would be unlawful or contrary to a material and written Company policy, (ii) a material diminution in the Participant’s duties, functions and responsibilities to the Company and its Affiliates without the Participant’s consent or the Company preventing the Participant from fulfilling or exercising the Participant’s material duties, functions and responsibilities to the Company and its Affiliates without the Participant’s consent, (iii) a material reduction in the Participant’s base salary or annual bonus opportunity or (iv) a requirement that the Participant relocate the Participant’s employment more than fifty (50) miles from the location of the Participant’s principal office on the Date of Grant, without the consent of the Participant. The Participant’s termination shall not be a termination with Good Reason unless the Participant gives the Board written notice (delivered within thirty (30) days after the Participant knows of the event, action, etc. that the Participant asserts constitutes Good Reason), the event, action, etc. that the Participant asserts constitutes Good Reason is not cured, to the reasonable satisfaction of the Participant, within thirty (30) days after such notice and the Participant resigns effective not later than thirty (30) days after the expiration of such cure period.

(d)    Total Shareholder Return means, with respect to any calendar year, the total percentage return per Common Share based on the Fair Market Value on the last day of the preceding calendar year compared to the Fair Market Value on the last day of such calendar year and assuming contemporaneous reinvestment in Common Shares of all dividends and other distributions at the Fair Market Value on the date such dividend or other distribution was paid.

8.    No Right to Continued Employment. This Agreement and the grant of the Share Award does not give the Participant any rights with respect to continued employment by the Company or an Affiliate. This Agreement and the grant of the Share Award shall not interfere with the right of the Company or an Affiliate to terminate the Participant’s employment.

9.    Governing Law. This Agreement shall be governed by the laws of the State of Maryland except to the extent that Maryland law would require the application of the laws of another State.

10.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

11.    Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

12.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

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IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

CHATHAM LODGING TRUST                DENNIS CRAVEN

By: /s/ Eric Kentoff                        /s/ Dennis Craven

Title: Vice President and Secretary
75392.000008 EMF_US 39836395v5

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